UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2026

Jaguar Uranium Corp.

(Exact name of registrant as specified in its charter)

British Columbia	001-43094	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3-1136 Centre Street
Thornhill, Ontario L4J 3M8
Canada

(Address of principal executive offices) (Zip Code)

(416) 648-4065

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common shares, no par value	JAGU	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2026 (the “Grant Date”), the Board of Directors of Jaguar Uranium Corp. (the “Company”) granted stock options (the “Options”) to purchase Class A common shares, no par value, of the Company (“Common Shares”) under the Jaguar Uranium Corp. 2025 Equity Incentive Plan, as amended, to the following officers: (i) Options to purchase 400,000 Common Shares to Steven Gold, President and Chief Executive Officer; (ii) Options to purchase 125,000 Common Shares to Luis Ducassi, Executive Chairman; and (iii) Options to purchase 200,000 Common Shares to William Avery, Chief Financial Officer. Each Option is exercisable for one Common Share at an exercise price of $1.00 per share. One-third of the Options vested on the Grant Date, one-third will vest on April 29, 2027 and one-third will vest on October 29, 2027, subject to the recipient’s continued service with the Company through each applicable vesting date. Each tranche is exercisable for five years from its vesting date and will expire on October 29, 2031, April 29, 2032 and October 29, 2032, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: October 30, 2026	Jaguar Uranium Corp.

	By:	/s/ Steven Gold
	Name:	Steven Gold
	Title:	President and Chief Executive Officer

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